UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Florida Rock Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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This filing relates to the announced acquisition of Florida Rock Industries, Inc. (“Florida Rock”) by Vulcan Materials Company (“Vulcan Materials”) pursuant to the terms of the Agreement and Plan of Merger, dated as of February 19, 2007, as amended on April 9, 2007, by and among Vulcan Materials, Florida Rock, Virginia Holdco, Inc., Virginia Merger Sub, Inc. and Fresno Merger Sub, Inc.
Important Information
This document may be deemed to be solicitation material in respect of the proposed business combination of Florida Rock and Vulcan Materials. In connection with the proposed transaction, a registration statement on Form S-4 was filed by Virginia Holdco, Inc., a wholly-owned subsidiary of Vulcan Materials, with the SEC on July 13, 2007 (Registration No. 333-142060), containing a definitive proxy statement/prospectus and other documents filed by Vulcan Materials and Florida Rock. SHAREHOLDERS OF FLORIDA ROCK ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus has been mailed to shareholders of Florida Rock. Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov, from www.vulcanfloridarock.com, www.vulcanmaterials.com or www.flarock.com.
Vulcan Materials, Florida Rock and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding Vulcan Materials’ directors and executive officers is available in Vulcan Materials’ proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on April 11, 2007, and information regarding Florida Rock’s directors and executive officers is available in Florida Rock’s proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on December 27, 2006. Additional information, if any, regarding the interests of such potential participants has been included in the proxy statement/prospectus and the other relevant documents filed with the SEC.
Forward-Looking Statements
Investors are cautioned that any statements in this transcript which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general business conditions, competitive factors, political, economic, regulatory and weather conditions, pricing, government spending levels on transportation projects, interest rate changes, energy and transportation costs and technological contingencies. Additional information regarding these and other risk factors and uncertainties may be found in Florida Rock’s filings with the Securities and Exchange Commission.

On July 31, 2007, Florida Rock hosted a conference call regarding results for the third quarter of fiscal year 2007. A webcast of the conference call is available via the Internet through Conference America, Inc.’s website at http:// www.yourcall.com/real/players/frk073107.ram or via Florida Rock’s website at http://www.flarock.com. If using Florida Rock’s website, click on the Investor Relations tab, then select Florida Rock Industries, Inc. Conference Stream, next select the appropriate link for the July 31, 2007 conference. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-7226. The passcode for the audio replay is 52723035.
Set forth below are excerpts from the conference call pertaining to the proposed transaction between Florida Rock and Vulcan Materials:
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JOHN BAKER: Finally, our merger with Vulcan Materials Company is moving towards conclusion. We have a shareholder meeting to vote on the merger scheduled for August 14. We continue to work with the Department of Justice to obtain the required approvals under the Hart Scott Rodino Act. Although we are hopeful it will close this quarter, the required processes may require the closing to slide until the next quarter. Because no closing date has been set, we are extending the deadlines for shareholders to send in their elections for stock and/or cash in the merger. Once we have a closing date, we will publish a press release announcing the extended deadlines. In the meanwhile, it is very important that all shareholders send in their proxies on the vote in time for the August 14th meeting.
Since this will likely be our last conference call, I want to thank you for your interest in our company over the years and the courtesy and respect you have given all of us. It’s been a pleasure to getting to know so many of you. And I wish you all the best. Now we would be happy to try to answer any questions that you may have.
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ALLEN METRANI: And, also, any, I mean — do you expect to have Justice Department approval ahead of the shareholder vote?
JOHN BAKER: No.
ALLEN METRANI: You do not?
JOHN BAKER: No. And I say that with such great certainty not to indicate where we are with our negotiations with the Justice Department because the lawyers have told me to keep my mouth shut on that, but to say that once we get agreement with the Justice Department, it’s gonna take 4-6 weeks to get it documented and out. So, there’s no way we can have the settlement before the shareholder vote on the 14th.
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DEREK QUEEN: Hi Good morning. John Baker, earlier on this call you said that it would take an additional 4-6 weeks with the Department of Justice once you reach an agreement. Will you make an announcement once you reach an agreement with the DOJ?
JOHN BAKER: Sure.
DEREK QUEEN: Ok, and then just as a follow up on this topic. Have any proposals been put forth on the table by the companies or is the DOJ still just working through their study?
JOHN MILTON: The lawyers have told us not to comment on that.
DEREK QUEEN: Ok
JOHN MILTON: Sorry.
DEREK QUEEN: And then finally, Don James has repeatedly said that Vulcan isn’t buying Florida Rock for this quarter’s results or next. Could you just comment, John Baker, on the nature of any dialog you’ve had with Vulcan?
JOHN BAKER: Nothing that you would — you know, we made a deal — and they have been — you know, we’ve been hard at work trying to do the integration, to work on getting ready for the deal. They’ve been wonderful merger partners, is, is, in any and every regard that I can say.
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